UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2006

                              GREAT WEST GOLD, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            Wyoming                      000-24262                91-1363905
(State or other jurisdiction of   (Commission File Number)      (IRS Employee
 incorporation or organization)                              Identification No.)

  3131 East Camelback Road, Suite 200, Phoenix, Arizona             85016
       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:       (866) 576-0277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.01.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a)  Resignation of Registrant's Certifying Accountant:

          (i) On May 16, 2006, Jewett, Schwartz, and Associates, CPA ("Jewett Schwartz") resigned as independent auditor for the Registrant. The Company had engaged Jewett Schwartz as independent auditors on February 8, 2005 (the "Engagement Date").

          (ii) Management of the Registrant has not had any disagreements with Jewett Schwartz related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The reports of Jewett Schwartz on the financial statements of the Registrant filed since the Engagement Date contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

          (iii)From  the   Engagement   Date  and  through   Jewett   Schwartz'
               resignation on May 16, 2006 there have (iii) been no disagreements with Jewett Schwartz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Jewett Schwartz would have caused them to make reference thereto in their reports on the financial statements of the Registrant for such period.

          (iv) During the most recent review period and the interim period subsequent to May 16, 2006, there have been no reportable events with the Registrant as set forth in Item 304(a)(i)(v) of Regulation S-K.

     (b)  New Independent Accountants:

          (i) The Registrant has not engaged new auditors at this time. The Registrant will file an amendment to this 8-K at such time as a new auditor is retained.



ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          Exhibit No.
            16.1       Letter from Jewett, Schwartz, and Associates, CPA

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Great West Gold, Inc.
 By:   /s/ Richard Axtell
       ----------------------
       Richard Axtell,
       Chairman and President

Dated: June 8, 2006